Exhibit 99.2

DASHAMERICA INC. AND SUBSIDIARIES

D/B/A PEARL IZUMI

CONDENSED CONSOLIDATED BALANCE SHEET

(In Thousands)

(UNAUDITED)

June 30, 2005
Assets
Current assets
Cash	$1,096
Accounts receivables (less allowance for doubtful accounts of $452)	8,813
Inventories	12,436
Deferred tax assets	518
Prepaid expenses and other current assets	143

Total current assets	23,006

Property and equipment, net	1,846
Deferred tax assets	174
Other assets	6,617

Total assets	$31,643

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,506
Current portion of long-term debt	900
Accrued liabilities	2,092

Total current liabilities	4,498

Long-term debt, net of current portion and unamortized discount	3,708

Commitments and contingencies (note 4)

Stockholders’ equity
Common stock	116
Additional paid in capital	28,006
Accumulated deficit	(4,358)
Accumulated other comprehensive loss	(327)

Total stockholders’ equity	23,437

Total liabilities and stockholders’ equity	$31,643

See notes to the Condensed Consolidated Financial Statements

DASHAMERICA INC. AND SUBSIDIARIES

D/B/A PEARL IZUMI

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(In Thousands)

(UNAUDITED)

	For the Six Months Ended June 30,
	2005	2004
NET SALES	$30,632	$26,485

COST OF SALES	16,539	14,642

Gross profit	14,093	11,843

OPERATING EXPENSES:

Selling and marketing	5,492	4,902
General and administrative	3,448	2,698
Research and development	894	893

Total operating expenses	9,834	8,493

OPERATING INCOME	4,259	3,350

OTHER EXPENSE	1,133	554

INCOME BEFORE INCOME TAXES	3,126	2,796

INCOME TAX EXPENSE	1,137	923

NET INCOME	$1,989	$1,873

See notes to the Condensed Consolidated Financial Statements

DASHAMERICA INC. AND SUBSIDIARIES

D/B/A PEARL IZUMI

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In Thousands)

(UNAUDITED)

	For the Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net income	$1,989	$1,873
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	417	336
Loss on disposal of property and equipment	5	—
Amortization of debt discount	173	87
Changes in assets and liabilities
Accounts receivable	(2,677)	(2,866)
Inventories	347	1,104
Prepaid expenses and other assets	945	(357)
Accounts payable and accrued liabilities	(943)	91

Net cash provided by operating activities	256	268

Cash flows from investing activities
Purchase of property and equipment	(213)	(465)
Purchase of non United States tradename	(4,009)	—

Net cash used in investing activities	(4,222)	(465)
Cash flows from financing activities
Principal payments on long-term debt	(600)	(300)
Proceeds from the issuance of long-term debt	4,008	—
Principal payments on capital lease obligations	(10)	(10)
Proceeds from issuance of common stock	11	—
Net increase in line of credit	246	—

Net cash provided by (used in) financing activities	3,655	(310)

Effect of exchange rate changes on cash	(409)	141

Net decrease in cash	(720)	(366)

Cash and cash equivalents
Beginning of period	1,816	3,407

End of Period	$1,096	$3,041

Supplemental disclosures of cash flow information
Cash payments for interest	39	28
Cash payments for taxes	1,112	679

See notes to the Condensed Consolidated Financial Statements

DASHAMERICA, INC. & SUBSIDIARIES

D/B/A PEARL IZUMI USA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In Thousands)

1.	Organization and Significant Accounting Policies

Operations

DashAmerica, Inc., doing business as Pearl Izumi, was organized in January 1989 for the purpose of producing and distributing sporting goods apparel under the Pearl Izumi brand name. Currently all products are designed and/or manufactured by DashAmerica, Inc. The Company’s wholly owned European subsidiary, Pearl Izumi GmbH, established in September, 2003, distributes products outside the United States operating primarily in Germany, Italy, the United Kingdom and the Netherlands. Pearl Izumi GmbH was established as the operations are mainly based in Germany. Pearl Izumi and its subsidiary’s customers are concentrated in the sportswear industry. Credit risk is generally not significant due to the diversity and geographic distribution of the Company’s customers.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Pearl Izumi and its wholly owned subsidiaries (collectively, the “Company”). All intercompany transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the Securities and Exchange Commission rules and regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in this Form 8-K/A.

The financial information included therein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Inventories

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market using the standard cost method, which approximates actual (Note 2).

Property and Equipment

Property and equipment are recorded at cost. With the exception of footwear molds, depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to five years); fixed assets subject to capital leases and leasehold improvements are amortized over their useful lives or lease terms, whichever is shorter. The Company amortizes its footwear molds based on number of units produced over the estimated useful life of the molds. Gains or losses on disposal of property and equipment are recorded at gross proceeds less net book value (Note 3).

Foreign Currency Translation

Assets and liabilities of the foreign subsidiaries, whose functional currency is the Euro, are translated into U.S. dollars using the period-end exchange rate, and revenues and expenses are translated using the average exchange rate during each period. Net exchange gains or losses resulting from the translation of foreign financial statements are accumulated and credited or charged directly to a separate component of other comprehensive income. Foreign currency transaction gains or losses are recorded in the consolidated statement of operations as incurred.

Revenue Recognition

Sales of the Company’s products are recognized upon shipment to distributors or customers, which is when title of the goods has transferred, there is persuasive evidence of an agreement or arrangement, the price is fixed and determinable, and collection is reasonably assured. Net sales are arrived at after returns and discounts. Discounts are given for timely payment.

Income Taxes

The Company records taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are computed for the expected future impact of temporary differences between the financial statement and income tax bases of assets and liabilities using current income tax rates, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Deferred tax is not recognized on the translation of foreign earnings as these are reinvested in those foreign entities.

Amortization of Other Assets

The trademark and license agreements are recorded at cost. The Company amortizes its trademark using the straight-line method over the estimated useful life, which is 20 years. The Company amortizes its license agreement using the straight-line method over the life of the agreement, or approximately 20 years.

Impairment of Long-Lived Assets

The Company provides for the impairment of long lived assets in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), Accounting for the Impairment of Long Lived Assets. The Company reviews the recoverability of its long-lived assets (property, plant and equipment and trademarks) when events or changes in circumstances occur that indicate that the carrying value of the assets may not be recoverable. The Company recognizes an impairment of long-lived asset if the carrying value of the long-lived asset is not recoverable from its estimated future cash flows. The Company measures an impairment loss as the difference between the carrying amount of the asset and its estimated fair value. There were no impairment charges during the six month periods ended June 30, 2005 and 2004.

Amortization of Discount on Debt

The Company amortizes the debt discount using the effective interest method over the term of the debt. The related expense is recorded as interest and was computed at an effective rate of approximately 13.0% for the six month periods ended June 30, 2005 and 2004.

Use of Estimates

The Company has prepared these financial statements in conformity with accounting principles generally accepted generally accepted in the United States of America which require the use of management’s estimates. Actual results could differ from the estimates used.

2.	Inventories

Net inventories consisted of the following at June 30:

2005
Raw materials	$1,535
Work in process	88
Finished goods	10,813

Total	$12,436

3.	Property and Equipment, net

Property and equipment consists of the following at June 30:

2005
Property and equipment
Furniture and equipment	$6,436
Manufacturing equipment	688
Leasehold improvements	2,304

9,428
Less: Accumulated depreciation and amortization	(7,582)

Property and equipment, net	$1,846

4.	Commitments and Contingencies

The Company leases its buildings under operating leases. Rental expense for the six month period ended June 30, 2005 and 2004 was approximately $363 and $351 respectively. The Company currently leases office, warehouse and distribution facilities in Broomfield, Colorado and Kirchzarten, Germany, and retail facilities in Silverthorne, Colorado; Park City, Utah; Dawsonville, Georgia; Gilroy, California; Vacaville, California; North Conway, New Hampshire; Aurora, Illinois; Bend, Oregon and South Lake Tahoe, California. The Company is obligated to pay its pro rata share of taxes, insurance, maintenance and other expenses associated with the properties.

Future minimum lease payments under the above referenced operating leases as of June 30, 2005 are as follows:

Facilities lease
2005	$366
2006	681
2007	513
2008	462
2009	180
2010	3

$2,205

Minimum lease payments do not include contingent rentals that may be payable under certain leases.

The Company has entered into sponsorship agreements with various teams and athletes. In addition to providing apparel and footwear to the teams and athletes, the Company pays a sponsorship fee.

5.	Subsequent Events

On July 7, 2005, the Company completed a plan of merger with Nautilus, Inc., where by Nautilus, Inc. acquired 100% of the issued and outstanding capital stock of Pearl Izumi. In conjunction with the change in ownership, Pearl Izumi incurred an additional compensation charge of approximately $5,670 on the date of acquisition representing the difference between the market value and exercise price of the outstanding stock options.